CORPORATION ACCOUNT

Authorizing Trading in Securities and Commodities and Permitting Margin Transactions and Short Sales


Please read carefully, sign and return to

Smith Barney Inc.
Client Documentation Services
388 Greenwich Street
New York, NY  10013-2396


The undersigned Corporation, by its president named herein, pursuant to the resolutions annexed hereto and certified by the Secretary, hereby authorizes you to open an account in the name of said Corporation, and represents that no one other than the Corporation has any interest in such account. We also enclose herewith your Client Agreement with Consent to Loan of Securities duly executed on behalf of the Corporation and acknowledge receipt of a copy of the Client Agreement. This authorization shall continue in force until revoked by the Corporation by a written notice, addressed to the branch office servicing this account.

Further, I do hereby certify that the Secretary of this Corporation, whose name appears in the attached Certification, has been duly elected to and now holds that office and that the signature appearing opposite his or her name is his or her true signature.


____________________________________________________________________________
Signature of Secretary

CPI 0014

SMITH BARNEY

A Member of Travelers Group

Account Number
Branch ___ ___ ___ Account ___ ___ ___ ___ ___ T ___ C___ FC ___ ___ ___



____________________________________________________________________________
Name of Corporation



____________________________________________________________________________
Name of President (print name)



____________________________________________________________________________
Signature of President



____________________________________________________________________________
Date



____________________________________________________________________________
Address of Corporation


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CERTIFICATION

I, being the Secretary of the Corporation named herein, do hereby certify that the following is a full, true and correct copy of Resolutions adopted by a vote of the board of Directors of said Corporation at a meeting thereof and held on the date specified below, a quorum being present, and acting throughout, that they are in accord with and pursuant to the charter and by-laws of said Corporation, and that the same have not been rescinded or modified and are in full force and effect. I further certify that the persons herein designated as officers of this Corporation have been duly elected to and now hold the offices in this Corporation set forth at their respective names.

____________________________________________________________________________
Date of Corporate Meeting             Month            Day            Year



VICE PRESIDENT'S NAME (print name)



____________________________________________________________________________
VICE PRESIDENT'S NAME (print name)



____________________________________________________________________________
TREASURER'S NAME (print name)



____________________________________________________________________________
SECRETARY'S NAME (print name)




IN WITNESS WHEREOF, I have hereunto affixed my hand (and the seal of said Corporation) this ______day of _____________________________________, 19__



Secretary's Signature



____________________________________________________________________________


NOTE: If the Secretary is empowered to act by the following resolutions, the President of this Corporation must execute this supplemental certification. I, being the President of the Corporation named herein, do hereby certify that the Secretary (whose signature appears above) is empowered to act on behalf of the Corporation in accordance with the following resolutions.

President's Signature



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